UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 1, 2012

Post Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2503 S. Hanley Road

St. Louis, Missouri 63144

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code (314) 644-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K relates to certain actions taken with respect to the previously announced distribution (the “Distribution”), effective as of February 3, 2012, at 11:59 p.m. (the “Distribution Date”) to holders of record of common stock of Ralcorp Holdings, Inc., a Missouri corporation (“Ralcorp”), at 5:00 p.m., Eastern time, on January 30, 2012, of one share of common stock of Post Holdings, Inc. (the “Company” or “Post”) for every two shares of Ralcorp common stock; provided that, among other things, if certain conditions have not been satisfied or waived on the Distribution Date, the Distribution Date may be extended by Ralcorp until the conditions are satisfied or waived, with the effective time of the Distribution, following satisfaction or waiver of such conditions, being referred to herein as the “Effective Time.”

On January 30, 2012, the Company filed the Information Statement dated January 27, 2012 related to the Distribution (the “Information Statement”) as Exhibit 99.1 to the Company’s Current Report on Form 8-K (Film No. 12553472), which Information Statement is listed as Exhibit 99.1 hereto.

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 3.03 is hereby incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

On February 1, 2012, the Board of Directors of the Company (the “Board”) declared a dividend distribution of one preferred stock purchase right (a “Right”) for each outstanding share of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”). The dividend distribution is payable on the date of the Effective Time of the Distribution to Ralcorp as the sole shareholder of record of the Common Stock issued and outstanding at such time (the “Rights Record Date”), which date also serves as the record date for such dividend. Except as set forth below, each Right entitles the registered holder to purchase from the Company one one-ten thousandth of a share of Series A Junior Participating Cumulative Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”) at a price of $100.00 per one one-ten thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Shareholder Protection Rights Agreement (the “Rights Agreement”) between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”). On February 1, 2012, the Board also adopted a Certificate of Designations for the Preferred Stock (the “Certificate of Designations”).

Until the earlier to occur of (i) the close of business on the tenth business day following the date of public announcement or the date on which the Company first has notice or determines that a person or group of affiliated or associated persons (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any Excepted Person (as defined below) (an “Acquiring Person”) has acquired, or obtained the right to acquire, 15% or more of the Common Stock without the prior express written consent of the Company executed on behalf of the Company by a duly authorized officer of the Company following express approval by action of at least a majority of the members of the Board of Directors then in office (the “Stock Acquisition Date”) or (ii) the close of business on the tenth business day (or such later date as may be determined by action of the Board of Directors but not later than the tenth business day after such time as any such person or group becomes an Acquiring Person) following the commencement of a tender offer or exchange offer, without the prior written consent of the Company, by a person (other than the Company, any subsidiary of the Company, or any employee benefit plan of the Company) which, upon consummation, would result in such person’s beneficial ownership of 15% or more of the outstanding shares of the common stock (the earlier of the dates in clause (i) or (ii) above being called the “Rights Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Rights Record Date, by such Common Stock certificates.

The Rights Agreement provides that, until the Rights Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Rights Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Common Stock certificates issued after the Rights Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Rights Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Rights Record Date will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Rights Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate certificates alone will then evidence the Rights.

The Rights are not exercisable until the Rights Distribution Date. The Rights will expire, if not previously exercised, on the tenth anniversary of the date of the Rights Agreement (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the case of specified events, including (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, cash or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-ten thousandths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Shares of Preferred Stock or fractions thereof purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will have a preferential dividend in an amount equal to the greater of $100 or 10,000 times any dividend declared on each share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will receive a preferred liquidation payment per share of equal to $10,000 per share, plus an amount equal to accrued and unpaid dividends and distributions, whether or not declared. Each share of Preferred Stock will have 10,000 votes per share, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 10,000 times the amount and type of consideration received per share of Common Stock. The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Because of the nature of the Preferred Stock’s dividend and liquidation rights, the value of the one one-ten thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

If any person or group (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company or any Excepted Person) acquires beneficial ownership of 15% or more of the Common Stock without the prior written consent of the Board of Directors, each Right, except those held by such persons, would entitle each holder of a Right to acquire such number of shares of the Common Stock as shall equal the result obtained by multiplying the then current Purchase Price by the number of one one-ten thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by 50% of the then current per-share market price of Common Stock.

If any person or group (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company or any Excepted Person) acquires more than 15% but less than 50% of the outstanding Common Stock without prior written consent of the Board of Directors, each Right, except those held by such persons, may be exchanged by the Board of Directors for one share of Common Stock.

For purposes of the foregoing, an “Excepted Person” means any person who is the beneficial owner of more than 15% of the Common Stock prior to the first public announcement of the adoption of the Agreement; provided, however, that if any Excepted Person shall, after such date, become the beneficial owner of any additional shares of Common Stock (not including any stock dividend, rights dividend, stock split or similar transaction effected by the Company in which all holders of Common Stock are treated equally) representing more than 1.0% of the Common Stock outstanding, that Excepted Person shall be deemed to be an Acquiring Person and all shares of Common Stock beneficially owned by an Excepted Person shall be counted for purposes of determining whether the Excepted Person is an Acquiring Person; provided, further, that such Excepted Person shall cease to be an Excepted Person immediately at such time as such Person ceases to be the beneficial owner of more than 15% of the Common Stock then outstanding. For purposes of the Rights Agreement, at any time before the Spin-Off (as defined in the Rights Agreement), a Person shall be deemed to be the beneficial owner of the shares of Common Stock (x) distributable to such Person in the Spin-Off or (y) distributable or transferable to such Person as a result of when-issued trading in the Common Stock before the Spin-Off, and Ralcorp shall not be deemed to be the beneficial owner of any shares of Common Stock before the Spin-Off (and, for avoidance of doubt, is considered an Excepted Person following the Spin-Off if it beneficially owns more than 15% of the Common Stock outstanding immediately after the Spin-Off).

If, after a person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction where the Company is not the surviving corporation or where Common Stock is exchanged or changed or 50% or more of the Company’s assets or earnings power is sold in one or several transactions, each Right would entitle the holders thereof (except for the Acquiring Person) upon exercise to receive such number of shares of the acquiring company’s common stock as shall be equal to the result obtained by multiplying the then current Purchase Price by the number of one one-ten thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by 50% of the then current market price per share of the common stock of the acquiring company on the date of such merger or other business combination transaction.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-ten thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

At any time prior to the date an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis, in such form, and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by the Board without the consent of the holders of the Rights in any manner which it may deem necessary or desirable; provided, however, that the after such time as any person becomes an Acquiring Person, the Company may supplement or amend the Rights Agreement to make such changes (i) that shall not materially adversely affect the interests of the holders of Rights or (ii)(a) in order to cure any ambiguity; (b) to correct or supplement any provision contained in the agreement that may be inconsistent with any other provisions or otherwise defective, or (c) subject to certain exceptions, to shorten or lengthen any time period therein.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

The foregoing description is only a summary and does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and Certificate of Designations, which are filed as Exhibits 4.1 and 3.3, respectively, which exhibits are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors; Election of Directors

On February 1, 2012, and effective upon effectiveness of the Restated Articles (as defined in Item 5.03 below), the Board appointed, and Ralcorp, as sole shareholder of the Company, elected Gregory A. Billhartz as a Class I director, which class will stand for election in January 2013; Kevin J. Hunt as a Class II director, which class will stand for election in January 2014; and Scott D. Monette as a Class III director, which class will stand for election in January 2015; provided, that each of Messrs. Billhartz, Hunt, and Monette concurrently tendered their resignations from the Board, effective as of the Effective Time (as defined in the Explanatory Note above).

Also on February 1, 2012, the Board set the total number of members of the board at nine, effective as of the Effective Time, and the Board and Ralcorp, as sole shareholder of the Company, elected David R. Banks, Terence E. Block, Jay W. Brown, Edwin H. Callison, Gregory L. Curl, William H. Danforth, Robert E. Grote, David P. Skarie and William P. Stiritz, as members of the Board until such person’s successor shall have been duly elected and qualified, such election being effective as of the Effective Time. Biographical information about the directors, as well as the Company’s current executive officers, was contained in the Information Statement under the section entitled “Corporate Governance and Management – Our Directors and Executive Officers.”

Effective as of the Effective Time, the Board appointed, and Ralcorp, as sole shareholder of the Company, elected, Messrs. Curl, Danforth, and Skarie as Class I directors; Messrs. Banks, Block, and Grote as Class II directors; and Messrs. Brown, Callison and Stiritz as Class III directors.

Effective as of the Effective Time, the Board appointed William P. Stiritz as Chairman of the Board.

The Board determined that Messrs. Banks, Brown, Callison, Curl, Danforth and Grote are independent under the applicable standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Committees of the Board of Directors

Effective as of the Effective Time, the Board created the following committees:

Audit Committee

The Board created the Audit Committee and appointed Mr. Callison to serve as Chairman, and Messrs. Banks and Curl to serve as members. The Board determined that each member of the Audit Committee is independent for purposes of the SEC’s rules governing the independence of audit committee members.

Corporate Governance and Compensation Committee

The Board created the Corporate Governance and Compensation Committee, and appointed Mr. Brown to serve as Chairman, and Messrs. Danforth and Grote to serve as members.

Executive Committee

The Board created the Executive Committee and appointed Mr. Stiritz to serve as Chairman and Messrs. Block and Skarie to serve as members.

Strategy and Financial Oversight Committee

The Board created the Strategy and Financial Oversight Committee and appointed Mr. Stiritz to serve as Chairman, and Messrs. Curl, Block and Brown to serve as members.

Descriptions of the committees are contained in the Information Statement under the section entitled “Corporate Governance and Management—Committees of the Board of Directors.”

Management Continuity and Indemnification Agreements

On February 1, 2012, the Board and Ralcorp, in its capacity as the Company’s sole shareholder, approved a form of Management Continuity Agreement that is expected to be entered into with certain of the Company’s officers as determined by the Board. A description of certain material provisions of the form of Management Continuity Agreement can be found in the Information Statement under the section entitled “Executive Compensation—Compensation Discussion and Analysis—Management Continuity Agreements,” which description is incorporated by reference herein. Such description is only a summary and does not purport to be complete and is qualified in its entirety by reference to the form of Management Continuity Agreement filed as Exhibit 10.1 hereto, which exhibit is incorporated by reference.

Also on February 1, 2012, the Board and Ralcorp, in its capacity as the Company’s sole shareholder, approved a form of Indemnification Agreement to be entered into with each of the Company’s executive officers and directors. A description of certain material provisions of the form of Indemnification Agreement can be found in the Information Statement under the section entitled “Indemnification of Directors and Officers,” which description is incorporated by reference herein. Such description is only a summary and does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement filed as Exhibit 10.2 hereto, which exhibit is incorporated by reference.

Adoption of Compensation Plans

On February 1, 2012, effective as of the Effective Time, the Board and Ralcorp, in its capacity as the Company’s sole shareholder, approved the Post Holdings, Inc. 2012 Long-Term Incentive Plan (the “LTIP”). In general, the LTIP provides opportunities for key executives to receive options and other stock based awards. A description of the terms of the LTIP can be found in the Information Statement under the section entitled “Executive Compensation—Compensation Discussion and Analysis—Elements of the Compensation Program—Long-Term Compensation,” which description is incorporated by reference herein. Such description is only a summary and does not purport to be complete and is qualified in its entirety by reference to the form of LTIP filed as Exhibit 10.3 hereto, which exhibit is incorporated by reference.

Also on February 1, 2012, the Board approved the following form of awards agreements under the LTIP: (i) Form of Stock Appreciation Rights Agreement, attached hereto as Exhibit 10.4; (ii) Form of Non-Qualified Stock Option Agreement, attached hereto as Exhibit 10.5; (iii) Form of Non-Management Director Stock Appreciation Rights Agreement, attached hereto as Exhibit 10.6; and (i) Form of Non-Management Director Non-Qualified Stock Option Agreement, attached hereto as Exhibit 10.7.

The Form of Stock Appreciation Rights Agreement is to be used to grant stock appreciation rights to employees of the Company (“Employee SAR”). An Employee SAR will entitle the awardee to the amount by which the fair market value of the stock underlying the Employee SAR exceeds the exercise price of that Employee SAR on the date of exercise. An Employee SAR becomes exercisable with respect to one-third of the shares subject to such Employee SAR on each of the first three anniversaries of the date of grant of such option, provided that the awardee is employed by the Company on such anniversary. Employee SARs also become immediately exercisable for a specified period of time following the occurrence of certain accelerating events, which include death, disability, voluntary termination of employment after age 62, involuntary termination of employment, or a change in control of the company. Employee SARs are forfeited upon an awardee’s termination for cause, voluntary termination of employment prior to age 62, engagement in competition with the Company, and certain other actions, provided that an awardee may continue to exercise an Employee SAR during the seven day period following an event causing forfeiture (provided the stock appreciation right does not earlier expire). An Employee SAR expires ten years following its date of grant.

The Form of Non-Qualified Stock Option Agreement is to be used to grant non-qualified stock options to employees of the Company (“Employee Option”). An Employee Option will entitle the awardee to receive shares of Company common stock upon exercise provided the awardee pays the exercise price (generally the fair market value on the date of grant of the Employee Option) for such shares. The exercise price of an Employee Option can be payable in cash, or if the Company’s Compensation Committee permits, through net exercise, cashless exercise, or other acceptable exercise method. The Form of Non-Qualified Stock Option Agreement contains exercisability, forfeiture, and expiration terms that are similar to the terms of in the Form of Stock Appreciation Rights Agreement.

The Form of Non-Management Director Stock Appreciation Rights Agreement is to be used to grant stock appreciation rights to non-management directors of the Company (“Director SAR”). A Director SAR will entitle the awardee to the amount by which the fair market value of the stock underlying the Director SAR exceeds the exercise price of that Director SAR on the date of exercise. A Director SAR becomes fully exercisable on the third anniversary of the date of its grant. Director SARs also become immediately exercisable for a specified period of time following the occurrence of certain accelerating events, which include death, voluntary termination due to mental or physical impairment, voluntary termination or retirement after age 72, voluntary termination generally, expiration of the Director SAR holder’s term on the Board without re-election, or a change in control of the company. Director SARs are forfeited upon an awardee’s removal from the Board for cause. A Director SAR expires ten years following its date of grant.

The Form of Non-Management Director Non-Qualified Stock Option Agreement is to be used to grant non-qualified stock options to non-management directors of the Company (“Director Option”). A Director Option will entitle the awardee to receive shares of Company common stock upon exercise provided the awardee pays the exercise price (generally the fair market value on the date of grant of the Director Option) for such shares. The exercise price of a Director Option can be payable in cash, or if the Company’s Compensation Committee permits, through net exercise, cashless exercise, or other acceptable exercise method. The Form of Non-Management Director Non-Qualified Stock Option Agreement contains exercisability, forfeiture, and expiration terms that are similar to the terms of in the Form of Non-Management Director Stock Appreciation Rights Agreement.

Also on February 1, 2012, the Board approved amendments to the Post Holdings, Inc. Deferred Compensation Plan for Key Employees (the “DCP for Key Employees”), and the Post Holdings, Inc. Executive Savings Investment Plan (the “XSIP”) to authorize a total of 1,000,000 shares of common stock for issuance under each of the DCP for Key Employees and the XSIP, and Ralcorp, in its capacity as the Company’s sole shareholder, approved such plans. In general, each of the DCP for Key Employees and XSIP provide opportunities for key executives to defer current compensation. A description of the terms of the DCP for Key Employees and XSIP can be found in the Information Statement under the section entitled “Executive Compensation—Elements of the Compensation Program—Compensation Discussion and Analysis—Deferred Compensation,” which description is incorporated by reference herein. Such description is only a summary and does not purport to be complete and is qualified in its entirety by reference to the DCP for Key Employees and the XSIP, which are filed as Exhibits 10.8 and 10.9, respectively, which exhibits are incorporated herein by reference.

Also on February 1, 2012, the Company adopted the Post Holdings, Inc. Supplemental Retirement Plan (the “SRP”). In general, the SRP provides additional retirement benefits to certain management and key employees. A description of the terms of the SRP can be found in the Information Statement under the section entitled “Executive Compensation—Elements of the Compensation Program—Compensation Discussion and Analysis—Deferred Compensation,” which description is incorporated by reference herein. Such description is only a summary and does not purport to be complete and is qualified in its entirety by reference to the form of SRP filed as Exhibit 10.10 hereto, which exhibit is incorporated by reference.

Also on February 1, 2012, the Board approved amendments to the Post Holdings, Inc. Deferred Compensation Plan for Non-Management Directors (the “DCP for Non-Management Directors”), to authorize a total of 1,000,000 shares of common stock for issuance under the plan, and Ralcorp, in its capacity as the Company’s sole shareholder, approved such plan. In general, the DCP for Non-Management Directors provides opportunities for non-management directors to defer current compensation. A description of the terms of the DCP for Non-Management Directors can be found in the Information Statement under the section entitled “Corporate Governance and Management—Director Compensation,” which description is incorporated by reference herein. Such description is only a summary and does not purport to be complete and is qualified in its entirety by reference to the form of DCP for Non-Management Directors filed as Exhibit 10.11 hereto, which exhibit is incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 1, 2012, the Board and Ralcorp, as sole shareholder of the Company, approved the Amended and Restated Articles of Incorporation of the Company (the “Restated Articles”), which became effective on February 2, 2012. The Restated Articles are filed as Exhibit 3.1.

Also on February 1, 2012, the Board approved the amendment and restatement of the bylaws of the Company (the “Bylaws”). The Bylaws, which became effective on February 2, 2012, are filed as Exhibit 3.2.

A description of the material provisions of the Restated Articles and Bylaws can be found in the Information Statement under the section entitled “Description of Capital Stock” in the Information Statement, which description is incorporated by reference herein. Such description is only a summary and does not purport to be complete and is qualified in its entirety by reference to the Restated Articles and the Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, which exhibits are incorporated herein by reference.

The information contained in Item 3.03 is incorporated by reference herein.

Item 5.05. Amendments to the Registrant’s Code Of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 1, 2012, the Board adopted Corporate Governance Guidelines, a Director Code of Ethics and Standards of Business Conduct for Officers and Employees, copies of which are available on the Corporate Governance portion of the Company’s web site at www.postfoods.com. Information on such web site does not constitute part of this document.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 2, 2012	Post Holdings, Inc. (Registrant)

	By:	/s/ Jeff A. Zadoks
Name: Jeff A. Zadoks
Title: Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

3.3	Certificate of Designations for Series A Junior Participating Cumulative Preferred Stock.

4.1	Shareholder Protection Rights Agreement with Computershare Trust Company, N.A., as rights agent, dated February 2, 2012.

10.1	Form of Management Continuity Agreement (incorporated by reference to Exhibit 10.4 to Amendment No. 2 to the Company’s Form 10, filed January 9, 2012).

10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.7 to Amendment No. 4 to the Company’s Form 10, filed January 25, 2012).

10.3	Post Holdings, Inc. 2012 Long-Term Incentive Plan.

10.4	Form of Stock Appreciation Rights Agreement.

10.5	Form of Non-Qualified Stock Option Agreement.

10.6	Form of Non-Management Director Stock Appreciation Rights Agreement.

10.7	Form of Non-Management Director Non-Qualified Stock Option Agreement.

10.8	Post Holdings, Inc. Deferred Compensation Plan for Key Employees, as amended.

10.9	Post Holdings, Inc. Executive Savings Investment Plan, as amended.

10.10	Post Holdings, Inc. Supplemental Retirement Plan.

10.11	Post Holdings, Inc. Deferred Compensation Plan for Non-Management Directors, as amended.

99.1	Information Statement, dated January 27, 2012 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed January 30, 2012 (Film No. 12553472)).